EXHIBIT 99.1

Sinoenergy Corporation Reports $2.5 Million and $3.6 Million Losses for Three and Nine Months Ended June 30, 2009; $11.9 Million Working Capital Deficiency

Press Release
Source: Sinoenergy Corporation
On Friday August 14, 2009, 4:01 pm EDT

BEIJING, Aug. 14 /PRNewswire-Asia-FirstCall/ -- Sinoenergy Corporation (Nasdaq: SNEN - News), (''Sinoenergy'' or the ''Company''), developer and operator of retail compressed natural gas (CNG) filling stations in the Peoples' Republic of China, and a manufacturer of CNG transport truck trailer, CNG filling station equipment and CNG fuel conversion kits for automobiles, today announced losses of $2.5 million, or $0.15 per share (basic and diluted) for the three months ended June 30, 2009 and $3.6 million, or $0.22 per share (basic and diluted) for the nine months ended June 30, 2009.

The Company's operations continue to face the problems arising out of the global economic downturn. Although the government of China has announced a stimulus program that continues to advocate the use of fuels other than gasoline, our sales declined significantly during the three and nine months ended June 30, 2009 compared with the comparable periods in 2008. As a result of our decline in sales and margins and our loss, we were not in compliance with the covenants relating to the $30 million convertible and fixed rate notes which were issued in September 2007. Although the noteholders granted as waiver, because of (i) the failure of the Company to be in compliance at June 30, 2009 with covenants that were amended in May 2009, (ii) the limited nature of the waiver, (iii) the likelihood that the Company will not be in compliance at September 30, 2009 and (iv) the uncertainty that the noteholders will grant a further waiver, notes in the aggregate principal amount of $25.2 million have been classified as current liabilities at June 30, 2009. As a result, at June 30, 2009, the Company had a working capital deficiency of $11.9 million.

Furthermore, the Company's principal current asset is its accounts receivable, which were $29.1 million at September 30, 2009, and the accounts receivable, along with other receivables, totaled approximately $40.0 million. At September 30, 2008, the Company's accounts receivable were outstanding for an average of 124 days, and at June 30, 2009, the Company's accounts receivable were outstanding for an average of 229 days. A significant amount of receivables that were outstanding at September 30, 2008 remained outstanding on June 30, 2009. In addition, at June 30, 2009, the Company had a note receivable of $2.6 million resulting from the termination of a sublease for which no payments had been made by the tenant. No payments have been made on account of that note. The failure of the Company to restructure or refinance its obligations under its notes or obtain a long-term waiver or to collect its receivables in the normal course of business could impair its ability to continue in business.

As a result of these conditions, the June 30, 2009 financial statements include an explanatory paragraph stating the financial statements were prepared on the assumption that the Company will continue as a going concern based upon the factors described above.

    Third Quarter Highlights

    -- Net sales were $7.7 million in the quarter ended June 30, 2009, a decrease of 24% from $10.2 million from the comparable quarter of 2008.

    -- Gross profit was $1.5 million, a decrease of 61.5% from $3.9 million year-to-year.

    -- Net loss was $2.5 million, or $0.15 per share (basic and diluted),

       compared to net income of $4.0 million, or $0.26 per share (basic) and

       $0.20 per share (diluted) in the three months ended June 30, 2008.

    Nine Month Highlights

    -- Net sales were $30.6 million in the nine months ended June 30, 2009, an increase of 14.4% from $26.7 million from the nine months ended June 30,

       2008.

    -- Gross profit was $7.7 million, a decrease of 32.9% from $11.6 million year-to-year.

    -- Net loss was $3.6 million, or $0.22 per share (basic and diluted),

       compared to net income of $9.1 million, or $0.58 per share (basic) and

       $0.54 per share (diluted) in the nine months ended June 30, 2008.

Third Quarter Results

Net sales for the three months ended June 30, 2009 were approximately $7.7 million, a decrease of approximately $2.5 million, or 24%, from sales of approximately $10.2 million year to year. The decrease resulted from

    -- A decrease of approximately $1.3 million, or 76%, in sales from customized pressure containers, reflecting the effects of the financial crisis on the market of manufacturing enterprises.

    -- A decrease of approximately $4.5 million, or 86%, in sales from the CNG stations facilities and construction, reflecting a decrease in demand resulting largely from the economic downturn.

    -- An increase of approximately $4.3 million due to the ramping up of our

       CNG station operations, which were in the start-up phase during the quarter ended June 30, 2008.

Gross profit was $1.5 million in the quarter ended June 30, 2009, a 61.5% decrease from $3.9 million year-to-year. Cost of sales for the June 2009 quarter was approximately $6.2 million, a decrease of approximately 2% from approximately $6.3 million for the quarter ended June 30, 2008. The overall gross margin decreased from 38% to 19% from the June 2008 to the June 2009 quarter due to the following reasons:

    -- The gross margin for the customized pressure containers decreased from

       46% to 21% because of the price increases of raw materials which we were not able to pass on the increases to our customers. In addition,

       the Company made no sales of bio-diesel equipment which carry a higher gross margin that the other pressure products.

    -- The gross margin for the CNG station facilities and construction slightly decreased from 39% to 35% because of the increases in the price of raw materials. Again, the Company was not able to pass on the cost to our customers and the sales volume had decline significantly from the prior year.

    -- The CNG station operation segment's gross margin in the June 2009 quarter was 13%, which lowered the overall gross margin.

For the June 2009 quarter, the Company sustained an operating loss of $375,000, as compared with operating income of $2.7 million for the June 2008 quarter.

Interest expense increased to $1.5 million in the June 2009 quarter from $217,000 in the June 2008 quarter primarily as a result of increased bank borrowing.

As a result of foregoing, the Company sustained a net loss of $2.4 million, or $0.15 per share (basic and diluted) in the June 2009 quarter compared with net income of $5.4 million, or $0.26 per share (basic) and $0.20 per share (diluted) for the June 2008 quarter.

Nine Month Results

Net sales for the nine months ended June 30, 2009 were approximately $30.6 million, a decrease of approximately $3.9 million, or 14%, from sales of approximately $26.7 million year to year.

    The decrease resulted from:

    -- An increase of approximately $12.8 million was due to the expansion of our CNG station operations. In the nine months ended June 30, 2008, we had only one CNG station in operation, while in the nine months ended

       June 30, 2009, we increased the number of stations from one station at

       October 1, 2008 to 21 stations at June 30, 2009.

    -- Decreases of approximately $5.4 million, or 40%, in sales from the CNG stations facilities and construction, and $1.2 million, or 21%, in sales of pressured containers, reflecting the effects of the economic downturn.

    -- A decrease of approximately $2.3 million, or 34%, in sales of vehicle conversion kits, reflecting the effects of the economic downturn and a reduction in the price of oil, which resulted in a reduced demand for vehicle conversion kits.

Gross profit was $7.7 million in the nine months ended June 30, 2009, a 32.9% decrease from $11.6 million for the comparable period of 2008. Cost of sales for the 2009 period was approximately $22.9 million, an increase of approximately 50.5% from approximately $15.2 million for the 2008 period. The overall gross margin decreased from 43% to 25% from the nine month period ended June 30, 2008 to the nine month period ended June 2009 due to the following reasons:

    -- The gross margin for the customized pressure containers decreased from

       43% to 27% because of the price increases of raw materials which we were not able to pass on the increases to our customers. In addition,

       the Company made no sales of bio-diesel equipment which carry a higher gross margin that the other pressure products.

    -- The gross margin for the CNG station facilities and construction decreased from 48% to 40% because of the increases in the price of raw materials which the Company was not able to pass on to customers.

    -- The CNG station operation segment's gross margin in the June 2009 quarter decreased from 37% to 14%, which lowered the overall gross margin. The significant decrease is due to the increase of freight costs, together with the sales price control by the government.

For the nine months ended June 30, 2009, the Company had income from operations of $566,000, as compared with $8.1 million for the comparable period of 2008. During the 2008 period, general and administrative expenses included a $1.8 million bad debt charge resulting from the partial writeoff of a rental receivable, and increased selling and administrative expenses reflecting the significant expansion of the CNG station operation.

Interest expense increased to $3.8 million in the June 2009 period from $1.5 million for the comparable period in 2008 primarily as a result of increased bank borrowing.

As a result of foregoing, the Company sustained a net loss of $3.6 million, or $0.22 per share (basic and diluted) in the nine months ended June 30, 2009 compared with net income of $9.2 million, or $0.58 per share (basic) and $0.54 per share (diluted) for the comparable period in 2008.

Financial Condition

On June 30, 2009, we had working capital deficiency of approximately $11.9 million, as compared with positive working capital of approximately $35.0 million at September 30, 2008. The principal reason for our $11.9 million working capital deficiency at June 30, 2009, is the reclassification of $25.2 million in senior debt from long-term to short-term.

Our largest current assets are our accounts and notes receivable and other receivables. The accounts receivable at June 30, 2009 were $26.2 million. These accounts receivables are outstanding for an average of 229 days, as compared with 124 days at September 30, 2008. A significant portion of the accounts receivable that were outstanding at September 30, 2008 remained outstanding at June 30, 2009.

Management is addressing these issues by seeking alternative financing in the PRC in order to repay the principal, interest and premium on the senior notes and by seeking more aggressively to collect its receivables. Management recognizes that China, like the rest of the world, is suffering from an economic stagnation. The Company hopes that the effects of the Chinese government's stimulus plan, together with its stated intention to promote fuel alternatives to gasoline, will enable it to operate profitably in the future. However, the Company cannot give any assurance that it will be successful or that it will be able to continue in operation.

About Sinoenergy

Sinoenergy is a developer and operator of retail CNG stations as well as a manufacturer of CNG transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the Company designs and manufactures a wide variety of customized pressure containers for use in the petroleum and chemical industries.

Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiaries. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share information)

	June 30, 2009 (unaudited)	September 30, 2008
ASSETS
CURRENT ASSETS
Cash	$12,208	$8,871
Restricted cash	439	523
Accounts and notes receivable, net	29,144	22,008
Other receivables, net	10,422	16,983
Deposits and prepayments
-related parties	73	-
-third parties	8,049	7,918
Inventories	5,356	7,303
Deferred expenses	60	91
TOTAL CURRENT ASSETS	65,751	63,697

Long-term investments	4,447	1,568
Property, plant and equipment, net	44,747	30,298
Intangible assets	29,540	27,591
Due from related party	426	383
Other long term asset	7,582	6,891
Goodwill	1,906	1,906
Deferred tax asset	17	13
TOTAL NON-CURRENT ASSETS	88,665	68,650

TOTAL ASSETS	$154,416	$132,347

CURRENT LIABILITIES
Short-term bank loan	$38,496	$11,953
3% senior convertible notes	9,478	-
12% senior notes	15,754	-
Other notes payable	1,464	1,633
Accounts payable	4,987	5,894
Advances from customers	2,123	2,409
Additional interest payable under convertible note indenture	420	420
Income taxes payable	855	633
Other payables	3,573	5,341
Accrued expenses	417	335
Deferred income	50	95
TOTAL CURRENT LIABILITIES	77,617	28,713

3% senior convertible notes	-	12,593
12% senior notes	-	16,658
Long-term loans	4,391	3,667
Deferred tax liabilities	588	1,095
TOTAL LIABILITIES	82,596	62,726

Minority interests	15,601	14,394
Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock- par value $0.001 per share; Authorized - 50,000,000 shares; Issued and outstanding- 15,942,336 shares at June 30, 2009 and September 30, 2008	16	16
Additional paid-in capital	34,477	30,396
Retained earnings	16,366	19,953
Accumulated other comprehensive income	5,360	4,862

TOTAL SHAREHOLDERS’ EQUITY	56,219	55,227

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$154,416	$132,347

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(In thousands, except per share information)

	Three Months Ended June 30,
	2009	2008
NET SALES	$7,710	$10,204
COST OF SALES	(6,240)	(6,283)
GROSS PROFIT	1,470	3,921

OPERATING EXPENSES
Selling expenses	394	246
General and administrative expenses	1,461	988

TOTAL OPERATING EXPENSES	1,855	1,234

INCOME (LOSS) FROM OPERATIONS	(385)	2,687

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization	-	1,318
Gain on sale of investment	-	1,737
Loss from unconsolidated entity	(11)	(6)
Interest expense	(1,518)	(217)
Additional interest payable under convertible note indenture	(140)	(513)
Other expenses, net	16	(297)

OTHER INCOME (EXPENSES), NET	(1,653)	2,022

INCOME (LOSS) BEFORE INCOME TAX AND MINORITY INTEREST	(2,038)	4,709
Income tax provision	(431)	(677)
INCOME BEFORE MINORITY INTEREST	(2,469)	4,032
Minority interest	19	(16)
NET INCOME (LOSS)	(2,450)	4,016
Other comprehensive income:
Foreign currency translation adjustments	35	1,422
COMPREHENSIVE INCOME (LOSS)	$(2,415)	5,438
Net Income Per Common Share
Basic	$(0.15)	0.26
Diluted	$(0.15)	0.20
Weighted Average Common Shares Outstanding
Basic	15,942	15,709
Diluted	15,942	19,619

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(In thousands, except per share information)

	Nine Months Ended June 30,
	2009	2008
NET SALES	$30,609	26,745
COST OF SALES	(22,861)	(15,190)
GROSS PROFIT	7,748	11,555

OPERATING EXPENSES
Selling expenses	982	540
General and administrative expenses	6,200	2,963

TOTAL OPERATING EXPENSES	7,182	3,503

INCOME FROM OPERATIONS	566	8,052

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization	1,329	2,503
Loss from unconsolidated entity	(44)	97
Gain on sale of investment	-	1,737
Interest expense	(3,835)	(1,497)
Additional interest payable under convertible note indenture	(280)	(653)
Other income, net	229	(150)

OTHER INCOME (EXPENSES), NET	(2,601)	2,037

INCOME BEFORE INCOME TAX AND MINORITY INTEREST	(2,035)	10,089
Income tax provision	(1,045)	(722)
INCOME BEFORE MINORITY INTEREST	(3,080)	9,367
Minority interest	(507)	(189)
NET INCOME (LOSS)	(3,587)	9,178
Other comprehensive income:
Foreign currency translation adjustments	498	5,155
COMPREHENSIVE INCOME (LOSS)	$(3,089)	14,333
Net Income Per Common Share
Basic	$(0.22)	0.58
Diluted	$(0.22)	0.54
Weighted Average Common Shares Outstanding
Basic	15,942	15,709
Diluted	15,942	16,950

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of United States dollars)

	Nine Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2009	2008
Net income (loss)	$(3,587)	$9,178
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of investment	-	(1,737)
Share-based compensation	219	374
Amortization of note discount	83	270
Deferred portion of interest expense	3,963	1,719
Earnings from non-consolidated affiliates	-	(97)
Minority interest	1,207	189
Depreciation	693	492
Amortization of intangible assets	333	1,538
Provision for (recovery of) doubtful accounts	38	(1)
Changes in operating assets and liabilities:
Accounts and notes receivable	(7,153)	(13,954)
Other receivables, deposits and prepayments	6,324	(9,574)
Inventories	1,947	(2,535)
Deferred tax asset	(4)	-
Accounts payable	(1,076)	1,882
Accrued expenses	82	28
Advances from customers	(286)	1,687
Other payables	(2,275)	4,915
Estimate additional interest payable under convertible note indenture	-	653
Deferred income	(45)	-
Income taxes payable	222	571

Net cash provided by (used in) operating activities	685	(4,402)

CASH FLOWS FROM INVESTING ACTIVITIES
Payable to investors in subsidiary	-	14,590
Purchase of property, plant and equipment	(15,851)	(15,255)
Purchase of land use right	(533)	(13,889)
Investment in unconsolidated entities	(2,879)	(1,595)
Changes in restricted cash	84	-
Net proceeds related to investment activities	-	1,210

Net cash used in investing activities	(19,179)	(14,939)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds received from note subscription receivable	-	29,840
Proceeds from bank loan	45,083	-
Payment of bank borrowings	(22,690)	(3,180)

Net cash provided by financing activities	22,393	26,660

Effect on cash of changes in exchange rate	(562)	5,155

Net increase in cash	3,337	12,474
Cash at beginning of period	8,871	4,547
Cash at end of period	$12,208	$17,021
Supplemental disclosure of cash flow information:
Interest paid	$3,565	1,322
Income taxes paid	$397	$172

    For more information, please contact:

    Sinoenergy Corporation
     Mr Shiao Ming Sheng, CFO
     Tel:   +86-010-8492-8149 x808
     Email: sheng@sinoenergycorporation.com
     Web:   http://www.sinoenergycorporation.com